EXHIBIT 3.1
                                   -----------
            FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

         JAN 22 1996
        NO. C2695C-96
           ------------
          Dean Heller
DEAN HELLER, SECRETARY OF STATE

                           FIRST AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                  KLEIN ENGINES & COMPETITION COMPONENTS, INC.


         These First Amended and Restated Articles of Incorporation of Klein Engines & Competition Components, Inc., attached hereto as Exhibit A, are being filed in accordance with Section 78.403 of the Nevada General Corporation Law.

         IN WITNESS WHEREOF, the undersigned president and secretary of Klein Engines & Competition Components, Inc. verify that they have been authorized to execute these First Amended and Restated Articles of Incorporation of Klein Engines & Competition Components, Inc. by resolution of the board of directors dated October 28, 1997, and that the First Amended and Restated Articles of
Incorporation of Klein Engines & Competition Components, Inc. were approved by the stockholders of the Company as of January 21, 1998.

         DATED:  January 21, 1998.


                                        KLEIN ENGINES & COMPETITION
                                        COMPONENTS, INC.,
                                        a Nevada corporation


                                        By: /s/ Thomas G. Klein
                                           -----------------------------
                                        Name:  Thomas G. Klein
                                        Title:    President


                                        By: /s/ Stephen E. Stapleton
                                           -----------------------------
                                        Name:  Stephen E. Stapleton
                                        Title:    Secretary

STATE OF ARIZONA           )
                           ) ss.
COUNTY OF MARICOPA         )

         The foregoing instrument was acknowledged before me this _____ day of January , 1998, by Thomas G. Klein, the president of Klein Engines & Competition Components, Inc., a Nevada corporation, on behalf of the corporation.



                                      ------------------------------------------
                                      Notary Public

My commission expires:

----------------------




STATE OF ARIZONA           )
                           ) ss.
COUNTY OF MARICOPA         )

         The foregoing instrument was acknowledged before me this _____ day of January , 1998, by Stephen E. Stapleton, the secretary of Klein Engines & Competition Components, Inc., a Nevada corporation, on behalf of the corporation.



                                      ------------------------------------------
                                      Notary Public

My commission expires:

----------------------

                                    EXHIBIT A

                           FIRST AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                  KLEIN ENGINES & COMPETITION COMPONENTS, INC.


                         ARTICLE I. NAME OF CORPORATION

         The name of the corporation is Klein Engines & Competition Components, Inc. (the "Corporation").

                           ARTICLE II. RESIDENT AGENT

         The name and address of the  resident  agent for the  Corporation  are:
Resident  Agency  National,   377  South  Nevada  Street,  Carson  City,  Nevada
89703-4290.

                               ARTICLE III. SHARES

         The aggregate number of shares of stock that the Corporation shall have authority to issue is 110,000,000 at $.001 par value per share, consisting of 10,000,000 shares of preferred stock, $.001 par value per share ("Preferred Stock"), and 100,000,000 shares of common stock, $.001 par value per share.

         The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

                           ARTICLE IV. GOVERNING BOARD

         The number of directors constituting the Board of Directors of the Corporation is five (5). The names and addresses of the persons who are to serve as Directors until the next annual meeting of stockholders or until their successors are elected are:

                  Thomas G. Klein               1207 North Miller Road
                                                Tempe, AZ 85281

                  Robert A. Griffin             P.O. Box 2737
                                                Silver City, NM  88062

                  Terry E. Nish                 764 W. South Temple
                                                Salt Lake City, UT  84104

                  William H. Tempero            915 Turman
                                                Ft. Collins, CO  80525

                  James R. Medley               10002 Aurora Avenue N., #3345
                                                Seattle, WA  98133


                 ARTICLE V - OFFICERS' AND DIRECTORS' CONTRACTS

         No contract or other transaction between the Corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the Corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                  ARTICLE VI -
                       LIABILITY OF DIRECTORS AND OFFICERS

         No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of
Section 78.300 of the Nevada General Corporation Law ("NGCL").

         The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to the effective date of this amendment.

                                  ARTICLE VII -
                                 INDEMNIFICATION

         The Corporation shall indemnify, and advance expenses to, to the fullest extent allowed by the NGCL, any person who incurs liability or expense by reason of such person acting as a director of the Corporation. This indemnification with respect to directors shall be mandatory, subject to the requirements of the NGCL, in all circumstances in which indemnification is permitted by the NGCL. In addition, the Corporation may, in its sole discretion, indemnify, and advance expenses to, to the fullest extent allowed by the NGCL, any person who incurs liability or expense by reason of such person acting as an officer, employee or agent of the Corporation, except where indemnification is mandatory pursuant to the NGCL, in which case the Corporation shall indemnify to the fullest extent required by the NGCL.
                                       A-3